UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2008

Safeguard Scientifics, Inc.
 (Exact name of registrant as specified in its charter)

Pennsylvania	1-5620	23-1609753
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-293-0600

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on February 29, 2008, Safeguard Scientifics, Inc. (the “Registrant,” “Safeguard” or the “Company”) entered into a Purchase Agreement (as amended, the “Purchase Agreement”) with Saints Capital Dakota, L.P. (“Saints”), pursuant to which the Registrant agreed to sell to Saints all of its interests in six of its partner companies: Acsis, Inc, Alliance Holdings, Inc., Laureate Pharma, Inc., Neuronyx, Inc., ProModel Corporation and NextPoint Networks, Inc. On May 6, 2008, the Registrant and Saints entered into a First Amendment to Purchase Agreement (the “Amendment”), pursuant to which the parties agreed to exclude the sale of the Registrant’s interests in NextPoint Networks, Inc. from the transaction; to reduce the purchase price payable by Saints, based on the exclusion of the NextPoint interests; and to reduce the amount of proceeds to be held in escrow from $10 million to $6.4 million.

A copy of the Amendment is being filed as Exhibit 2.2 hereto.

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

On May 6, 2008, the Registrant completed the transactions contemplated by the Purchase Agreement. At the closing, the Registrant transferred to Saints all of its interests in five of its partner companies: Acsis, Inc, Alliance Holdings, Inc., Laureate Pharma, Inc., Neuronyx, Inc., and ProModel Corporation (the “Transferred Companies”). In connection with the closing: 1) the Registrant received gross proceeds of approximately $74.5 million (including $6.4 million that will be held in escrow through April 2009 in order to secure the Registrant’s indemnification obligations under the Purchase Agreement) and was repaid amounts which had been advanced by Registrant to certain of the Transferred Companies subsequent to February 29, 2008; 2) the Registrant retained its existing interest in NextPoint Networks of approximately 12.2%, on a primary basis; and 3) Saints relieved the Registrant of an aggregate of $31.5 million in debt guarantees that it had provided for the benefit of certain of the Transferred Companies. In its consolidated financial statements for the quarter ended March 31, 2008, the Company wrote down the aggregate carrying value of the Transferred Companies by $3.6 million to the total gross proceeds received, net of the costs necessary to complete the transaction.

On May 7, 2008, the Registrant issued a press release announcing the closing of the transactions described above. A copy of this press release is being furnished as Exhibit 99.1 hereto.

ITEM 8.01. Other Events.

On May 7, 2008, the Registrant issued a press release announcing that its Board of Directors has authorized the Company, from time to time and depending on market conditions, to repurchase shares of its outstanding common stock, with up to an aggregate value of $10 million. These repurchases will be made in open market or privately negotiated transactions. The manner, timing and amount of any purchases will be determined by the Registrant based upon an evaluation of market conditions, stock price and other factors. The Board’s authorization does not obligate the Registrant to acquire any particular amount of common stock and may be modified or suspended at any time, at the Registrant’s discretion.

The Registrant also announced that its Board of Directors has authorized the Company to submit a proposal to its shareholders at its 2008 annual meeting seeking authorization to effect a reverse stock split of the Registrant’s common stock.

A copy of the Registrant’s press release describing the stock repurchase and proposal for a reverse stock split is being furnished as Exhibit 99.2 hereto.

Important Information about the Reverse Split Proposal

This communication may be deemed to be solicitation material in connection with the proposal to be submitted to Safeguard’s shareholders at its 2008 annual meeting seeking authorization to effect a reverse split of Safeguard’s common stock (the “Reverse Split Proposal”). In connection with the Reverse Split Proposal, Safeguard has filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). Shareholders of Safeguard are urged to read the preliminary proxy statement and all other relevant documents filed with the SEC when they become available, including Safeguard’s definitive proxy statement, because they will contain important information about the Reverse Split Proposal and Safeguard. A definitive proxy statement will be sent to holders of Safeguard stock in connection with seeking their authorization of the Reverse Split Proposal. This communication is not a solicitation of a proxy from any security holder of Safeguard.

Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, Safeguard shareholders may obtain free copies of the documents filed with the SEC when available by contacting Safeguard’s Investor Relations at 610-293-0600. You may also read and copy any reports, statements and other information filed by Safeguard with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Safeguard and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Safeguard common stock in respect of the Reverse Split Proposal. Information about the directors and executive officers of Safeguard is set forth in Safeguard’s Annual Report on Form 10-K/A (Amendment No. 2) which was filed with the SEC on April 29, 2008. Investors may obtain additional information regarding the interest of Safeguard and its directors and executive officers in the Reverse Split Proposal by reading the preliminary proxy statement and, when it becomes available, the definitive proxy statement relating to the 2008 annual meeting.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Purchase Agreement, dated February 29, 2008, by and between Safeguard Scientifics, Inc., as Seller, and Saints Capital Dakota, L.P., as Purchaser (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on March 4, 2008)

2.2	First Amendment to Purchase Agreement, dated May 6, 2008, by and between Safeguard Scientifics, Inc., as Seller, and Saints Capital Dakota, L.P., as Purchaser

99.1	Press release of Safeguard Scientifics, Inc., issued May 7, 2008, relating to disposition of partner companies

99.2	Press release of Safeguard Scientifics, Inc., issued May 7, 2008, relating to share repurchase program and proposed stock split

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: May 7, 2008

By: BRIAN J. SISKO
Brian J. Sisko
Senior Vice President and General Counsel

Exhibit Index

Exhibit

2.1	Purchase Agreement, dated February 29, 2008, by and between Safeguard Scientifics, Inc., as Seller, and Saints Capital Dakota, L.P., as Purchaser (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on March 4, 2008)

2.2	First Amendment to Purchase Agreement, dated May 6, 2008, by and between Safeguard Scientifics, Inc., as Seller, and Saints Capital Dakota, L.P., as Purchaser

99.1	Press release of Safeguard Scientifics, Inc., issued May 7, 2008, relating to disposition of partner companies

99.2	Press release of Safeguard Scientifics, Inc., issued May 7, 2008, relating to share repurchase program and proposed stock split